                                                                    EXHIBIT 10.1
                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") is made and entered into as of April 8, 1998 by and among Mr. William G. Faulkner, as an individual and a resident of the State of Florida ("Faulkner") and as Trustee of the William G. Faulkner 1994 Revocable Trust under Agreement dated August 8, 1994 ("Shareholder"), KVP Systems, Inc., a California corporation (the "Company"), and Summa Industries, a Delaware corporation and parent of the Company ("Summa").

     WHEREAS, Shareholder is the sole owner of all of the issued and outstanding shares of capital stock of Falcon Belting, Inc., an Oklahoma corporation ("Falcon"); and

     WHEREAS, Shareholder desires to sell to the Company, and the Company desires to purchase from Shareholder, all of the issued and outstanding shares of capital stock of Falcon (the "Shares") upon the terms, subject to the conditions and for the consideration hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                 THE PURCHASE

     1.1  Purchase and Sale of the Shares.  On the terms and subject to the
          -------------------------------
conditions set forth in this Agreement, Shareholder will sell, assign, transfer and deliver to the Company, and the Company will purchase from Shareholder, all of his right, title and interest in and to the Shares, consisting of seventy thousand (70,000) shares of Falcon common stock, $.50 par value.

                                  ARTICLE II
                      THE PURCHASE PRICE; OTHER PAYMENTS

     2.1  Purchase Price.  At the Closing (as defined in Section 3.1 below), the
          --------------                                 -----------
Company shall cause to be paid and delivered to Shareholder cash and debt for the Shares (the "Purchase Price") as follows:

          (a) Cash.   Two Million Three Hundred and Nine Thousand Five Hundred
              ----
Twenty Five and No/100 Dollars ($2,309,525.00), which includes the first $12,500.00 quarterly payment for the Covenant Not to Compete due under Section
                                                                       -------
10.2 hereof, less all amounts previously paid or paid after the date hereof and
----
prior to the Closing as a deposit under Section 8.3 hereof.
                                        -----------

          (b) Promissory Note.  A subordinated promissory note from Summa in
              ---------------
substantially the form attached hereto as Exhibit A (the "Note") in the
                                          ---------
principle amount equal to the outstanding balance due on Falcon's line of credit at the Bank of Oklahoma, N.A. on the Closing Date (as defined in Section 3.1
                                                                 -----------
below), not to exceed Three Hundred Thousand Dollars ($300,000.00), due in eighteen (18) months from the Closing

Date and bearing interest at the prime rate (as reported in The Wall Street Journal) less one (1) percent per annum, with interest payable quarterly.

     2.2  Other Amounts Due and Payable.  On the Closing Date (as defined in
          -----------------------------
Section 3.1 below), the Company shall cause Falcon to pay the following: (i)
-----------
Three Hundred Fifty Four Thousand Nine Hundred Seventy Five and No/100 Dollars ($354,975.00) to Faulkner representing the total amount due for accrued but unpaid royalties under that certain Second Amended and Restated License Agreement dated January 14, 1995 and related promissory note, and (ii) One Hundred Ninety Eight Thousand Dollars ($198,000.00) to certain employees of Falcon for previously declared but unpaid bonuses, in the individual amounts and to the persons set forth in the books and records of Falcon and as shown on
Schedule 2.2 hereto.
------------

                                  ARTICLE III
                                  THE CLOSING

     3.1  Closing.  The purchase and sale described in this Agreement shall be
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consummated at a closing (the "Closing") to be held at 10:00 a.m. Eastern Time on May 1, 1998, or on such earlier or later date and time as may be mutually agreed by the parties (the "Closing Date") at a mutually agreeable location in Orlando, Florida.

     3.2  Deliveries to or Between the Parties. At the Closing, the Company
          ------------------------------------
shall deliver to Shareholder the cash portion of the Purchase Price and the Note. At the Closing, Shareholder shall deliver to the Company certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed thereto. In addition, at the Closing the Company and Shareholder shall deliver to and receive from each other all documents required to be delivered and received pursuant to Article IX hereof (Conditions Precedent to Closing).

                                  ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER AND FAULKNER

     Shareholder and Faulkner jointly and severally hereby represent and warrant to the Company as of the date hereof and as of the Closing Date as follows:

     4.1  Ownership of Shares.  Except as set forth in Schedule 4.1 hereto,
          -------------------                          ------------
Shareholder owns, beneficially and of record, the Shares, free and clear of all liens, pledges, charges, claims, equities, restrictions or encumbrances, and Shareholder has and will have the full right, power and authority to sell, transfer and deliver the Shares to the Company at the Closing. Upon delivery of the Shares to the Company at the Closing and upon receipt by Shareholder of the Purchase Price, good and valid title to the Shares will pass to the Company free and clear of all liens, pledges, charges, claims, equities, restrictions and encumbrances. The sale by Shareholder of the Shares does not constitute a breach or violation of, or default under, any will, deed, trust, agreement or other instrument, whether written or oral, by which Shareholder or Faulkner is bound.

     4.2  Organization of Falcon.  Falcon is a corporation duly organized,
          ----------------------
validly existing and in good standing under the laws of the State of Oklahoma, and has its principal place of business at 8338 S.W. 15th Street, Oklahoma City, Oklahoma 73128. A true and complete copy of the Articles of Incorporation of Falcon and all amendments thereto certified by the Secretary of State of Oklahoma, and a true copy of the Bylaws of Falcon certified by the Secretary of Falcon, will be delivered to the Company prior to the Closing. Falcon is not qualified to do business in any jurisdiction other than Oklahoma and its failure to be so qualified will not have a material adverse effect on its business, its prospects, its results of operations or its financial condition. Falcon has no subsidiaries and no investments, directly or indirectly, or other financial interests in any other corporation or business organization, joint venture or partnership of any kind whatsoever except as may be reflected in the Schedules hereto.

     4.3  Authorized Capital.  Falcon has an authorized capital of one hundred
          ------------------
thousand (100,000) shares of common stock, $.50 par value, of which seventy thousand (70,000) shares are validly issued and outstanding, fully paid and nonassessable, all of which are held of record and beneficially by Shareholder. Except as set forth in Schedule 4.3 hereto, here are no (i) outstanding stock
                       ------------
options, warrants, privileges or rights to purchase or subscribe for any capital stock of Falcon, (ii) obligations or securities issued by Falcon convertible into or exchangeable for capital stock of Falcon, (iii) agreements providing for or relating to any options, warrants, privileges, rights, convertible obligations or securities to which Falcon is a party, (iv) voting trust agreements or other contractual obligations restricting or otherwise relating to the voting, dividend rights or disposition of any capital stock of Falcon, or
(v) any agreements by Falcon to issue, sell, or acquire any of its capital stock. Falcon does not directly or indirectly own capital stock of or other equity interests in any other person, entity or venture.


     4.4  No Breach or Default; Consents and Approvals.
          --------------------------------------------

          (a) No Breach or Default.  Except as set forth in Schedule 4.4 hereto,
              --------------------                          ------------
the execution and delivery by Shareholder and Faulkner of this Agreement and other documents referenced herein to which Shareholder, Faulkner or Falcon is a party and the consummation of the transactions contemplated hereby and thereby will not result in or constitute any of the following: (i) a default or an event that, with the giving of notice or lapse of time, or both, would be a default, breach or violation of any contractual obligation of Falcon, Faulkner or Shareholder or the Articles of Incorporation or Bylaws of Falcon, (ii) an event that would permit any party to terminate any contract, agreement or understanding or to accelerate the maturity of any indebtedness or other obligation of Falcon, Faulkner or Shareholder, (iii) the creation or imposition of any lien or other obligation of any type on any of the properties of Falcon, Faulkner or Shareholder, or (iv) a violation of any order, writ, injunction, decree, statute, rule or regulation applicable to Falcon, Faulkner or Shareholder.

          (b) Consents and Approvals.  Except as set forth in Schedule 4.4
              ----------------------                          ------------
hereto, no authorization, consent or approval of any governmental authority or any third party is necessary for the consummation by Shareholder, Faulkner or Falcon of the transactions contemplated by this Agreement and the other documents referenced herein to which either will be a party.

     4.5  Permits.   Falcon holds all permits, licenses, franchises,
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certificates and authorizations that are required by any governmental agency to permit it to conduct its business as now conducted and as previously conducted by it, and all such permits, licenses, franchises, certificates and authorizations are valid and in full force and effect and will remain so upon consummation of the transactions contemplated by this Agreement. No suspension, cancellation or termination of any of such permits, licenses, franchises, certificates and authorizations is threatened or imminent.

     4.6  Financial Statements; Undisclosed Liabilities.
          ---------------------------------------------

          (a) Financial Statements.  Faulkner has furnished to the Company (i)
              --------------------
an unaudited balance sheet of Falcon as of February 28, 1998 (the "Balance Sheet"), (ii) an unaudited income statement of Falcon for the one month ended February 28, 1998, and (iii) unaudited balance sheets and income statements of Falcon for the fiscal years ended January 31, 1997 and 1998 (collectively, the "Financial Statements"), as such Financial Statements are attached to Schedule
                                                                      --------
4.6 hereto.   The Financial Statements fairly present the financial condition of
---
Falcon as of the respective dates indicated, and the results of its operations for the respective periods indicated, and were prepared in accordance with generally accepted accounting principles consistently applied, except for the absence of complete footnotes and as otherwise stated within the Financial Statements. From and after the date hereof until the Closing, Shareholder and/or Faulkner shall cause Falcon to deliver to the Company, within twenty (20) days after each month end, monthly unaudited balance sheets and income statements which, at the time they are delivered to the Company, will fairly present the assets and aggregate liabilities and results of operations of Falcon as of their respective dates.

          (b) Undisclosed Liabilities.  Falcon has and will have no
              -----------------------
indebtedness, obligations or liabilities, whether accrued, absolute, contingent or otherwise and whether due or to become due, known or unknown, including without limitation tax liabilities due or to become due, as of date of the Balance Sheet or as of the Closing Date, which are not reflected or reserved for in the Balance Sheet or Closing Date balance sheet, respectively.

     4.7  Absence of Certain Changes or Events.   Except as set forth on
          ------------------------------------
Schedule 4.7 hereto, since December 31, 1997, there has not been a material
------------
adverse change in the assets, liabilities, business, prospects, financial condition or results of operations of Falcon. Since the date of the Balance Sheet, Faulkner has caused Falcon to conduct its business in the ordinary course consistent with past practices, and neither Shareholder, Faulkner nor Falcon has taken any action that, if taken after the date hereof, would constitute a breach of any of the covenants set forth in Section 7.2 below.
                                     -----------

     4.8  Taxes.   Falcon has, since its inception, duly and timely filed all
          -----
federal, state, county and local tax returns required to have been filed by it in those jurisdictions where the nature or conduct of its business required such filing and where the failure to so file would be adverse to Falcon. Copies of all tax returns for the past three years have been delivered to the Company prior to the execution hereof. All federal, state, county and local taxes, including but not limited to those taxes due with respect to Falcon's properties, income, gross receipts, excise, occupation, franchise, permit, licenses, sales, payroll, and inventory due and payable as of the date hereof have been paid or validly extended. The amounts reflected in the Balance Sheet or the Closing Date balance sheet as liabilities or reserves for taxes which are due but not yet payable are sufficient for the full payment of all accrued and unpaid taxes of the types referred to hereinabove. No consent to the application of Section 341(f)(2) of the Internal Revenue Code of 1986, as amended, has been filed with respect to Falcon, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax returns, and all of the tax information set forth in the financial records of Falcon relating to tax matters is true and complete.

     4.9  Assets Other than Real Property Interests.   Set forth in Schedule 4.9
          -----------------------------------------                 ------------
hereto is a complete list of all items of tangible personal property (including without limitation all items of tooling) owned, leased or otherwise used by Falcon in the current conduct of its business, wherever located, for which the original cost was in excess of $10,000.00, and the original cost, location and ownership or lease of each such asset is indicated on the Schedule. Except as set forth in Schedule 4.9, Falcon has, and at the Closing Date will have, good
             ------------
and marketable title to, or in the case of leased equipment a valid leasehold interest in, and is in the possession of, all such items of personal property owned or leased by it, free and clear of all title defects, mortgages, pledges, security interests, condition sales agreements, liens, restrictions or encumbrances whatsoever. Included in Schedule 4.9 is a list of all outstanding
                                     ------------
equipment leases and maintenance agreements to which Falcon is a party as lessee and which individually provide for future lease payments in excess of $5,000 per month, with the identities of the other parties to all such leases and agreements shown thereon. All leases of tangible personal property to which Falcon is a party and which are material to the business of Falcon are fully effective in accordance with their respective terms, and there exists no material default on the part of Falcon or termination thereof, except as may be set forth in Schedule 4.9. Each item of capital equipment reflected in the
             -------------
Balance Sheet which is used in the current conduct of Falcon's business is in good operating and usable condition and repair, ordinary wear and tear excepted, is suitable for use in the ordinary course of Falcon's business and fit for its intended purposes and conforms with all applicable ordinances, regulations and other laws, except as may be set forth in Schedule 4.9.
                                          ------------

     4.10 Real Property.  Set forth in Schedule 4.10 hereto is a complete and
          -------------                -------------
accurate description of each parcel of real property leased to and/or occupied by Falcon, including any easement, covenants, rights of way or similar restrictions, and Falcon does not own, lease nor occupy any other real property. Except as set forth in Schedule 4.10, the buildings and all fixtures and
                       -------------
improvements located on such real property are in good operating condition, ordinary wear and tear excepted. To the best Knowledge and belief of Falcon and Shareholder, Falcon is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of such properties, the violation of which may have a material adverse affect upon Falcon, its condition (financial or otherwise), assets, liabilities, properties or business, and Falcon has not received any notice of
violation with which it has not complied or is not taking steps to comply.   All
leases of real property to which Falcon is a party were entered into at arms length and are fully effective in accordance with their respective terms and afford Falcon peaceful and undisturbed possession of the subject matter of the lease, and there exists no material default on the part of Falcon or termination thereof, except as may be set forth in Schedule 4.10.
                                       -------------

     4.11 Intellectual Property.  Schedule 4.11 hereto sets forth a list of all
          ---------------------   -------------
patents, trademarks, trade names, brand names, service marks and copyrights and all applications therefor, registered and unregistered, other than those relating to computer software, owned, used, filed by or licensed to Falcon (collectively, "Intellectual Property"). With respect to registered patents and trademarks, Schedule 4.11 contains a list of all jurisdictions in which such
            -------------
patent and trademarks are registered or applied for and all
registration and application numbers. Except as disclosed on Schedule 4.11,
                                                             -------------
Falcon owns or has the unrestricted right to use, free and clear of any rights of others and without payment to any other party, the Intellectual Property listed on such Schedule 4.11 plus all trade secrets, customer lists,
               -------------
manufacturing and secret processes owned or used by Falcon, and the consummation of the transactions contemplated hereby will not alter or impair any such items nor the right of Falcon to use such items; provided that, the License Agreement set forth in Exhibit B hereto between Faulkner and the Company has been
             ---------
executed. Except as disclosed on Schedule 4.11, neither Falcon, Faulkner nor
                                 -------------
Shareholder has licensed to any third party, on an exclusive basis or otherwise, the right to use or exploit any Intellectual Property in any jurisdiction or otherwise transferred or assigned any Intellectual Property to any third party in any jurisdiction. Except as set forth on Schedule 4.11, no claims are pending
                                            -------------
or threatened against Shareholder, Faulkner or Falcon by any person or entity with respect to the ownership, validity, enforceability or use of any Intellectual Property listed on Schedule 4.11 or otherwise challenging or
                                -------------
questioning the validity or effectiveness of any such Intellectual Property, and neither Shareholder, Faulkner nor Falcon has received any verbal or written notice, opinion or claim of any kind that any Falcon product may infringe any intellectual property rights of any third party. Falcon has not used and is not making use of any confidential information or trade secrets of any present or past employee of Falcon that has not been assigned to Falcon or that Falcon does not have the right to use.

          4.12  Contracts.  Falcon has no contract, agreement, obligation or
                ---------
commitment, written or oral, expressed or implied, which was not incurred in the ordinary course of business, or involves a commitment or liability in excess of $10,000, or is for a term of more than one year or whose terms do not permit cancellation without liability on 30 days' notice or less (other than obligations which are included in accounts payable), and has no union contracts, employee or consultant contracts, loan, credit or other financing agreements, inventory flooring arrangements, debtor or creditor arrangements, security agreements, licenses, franchise, manufacturing, distributorship or dealership agreements, leases, or bonus, health or stock option plans, except for those described in Schedule 4.12 hereto, copies of all of which have been delivered to
             -------------
the Company prior to the execution hereof. As of the date hereof, there exists no circumstances which would affect the validity or enforceability of any of such contracts and other agreements in accordance with their respective terms. Except as set forth in Schedule 4.12, Falcon has performed and complied in all
                       -------------
material respects with all obligations required to be performed by it to date under, and is not in default (without giving effect to any required notice or grace period) under, or in breach of, the terms, conditions or provisions of any of such contracts and other agreements. Except as set forth in Schedule 4.12,
                                                                -------------
the validity and enforceability of any contract or other agreement described herein has not been and shall not in any manner be affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in Schedule 4.12, Falcon has no material contract,
                                -------------
agreement, obligation or commitment which requires or will require future expenditures (including internal costs and overhead) in excess of reasonably anticipated receipts, nor which is likely to be materially adverse to Falcon's business, assets or condition (financial and otherwise).

          4.13  Accounts Receivable.  The accounts receivable reflected in the
                -------------------
Balance Sheet constituted all accounts receivable of Falcon as of the date thereof, other than accounts receivable fully written off as uncollectible as of such date in accordance with consistently applied prior practice. All such accounts receivable arose from valid sales made (as opposed to consignments) or services rendered in the ordinary course of business, and are not subject to any return privileges, set-off or counterclaim. Except as disclosed on Schedule 4.13 hereto, such accounts receivable have been collected
             -------------
in full since the date of the Balance Sheet or are collectible at their full respective amounts (net of allowance for doubtful accounts established in accordance with consistently applied prior practice). Based upon the prior experience of Falcon, the "allowance for doubtful accounts" shown on the Balance Sheet is sufficient to cover all doubtful accounts.

          4.14  Inventories.  Falcon has good and marketable title to all of its
                -----------
inventories of raw materials, work-in-process and finished goods, including models and samples, free and clear of all security interests, liens, claims and encumbrances, except as set forth in Schedule 4.14 hereto. All such inventories
                                     -------------
consist of items that are usable and salable in the ordinary course of business of Falcon for an amount at least equal to the book value thereto, plus the costs of disposition thereof, and represent quantities, individually and in the aggregate, not in excess of one year's requirements for its business as currently conducted, except as may be set forth in Schedule 4.14.
                                                   -------------

          4.15  Litigation.  Except as set forth in Schedule 4.15 hereto, there
                ----------                          -------------
are no actions, suits or proceedings pending or, to the Knowledge of Shareholder, Faulkner or Falcon, threatened against or affecting Falcon, Faulkner, Shareholder or any Intellectual Property used by Falcon (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the officers, directors or Shareholder in connection with the business, operations or affairs of Falcon, which could reasonably be expected to result in any material adverse change in the business, properties, assets or condition (financial or otherwise) of Falcon, or which question or challenge the transactions contemplated hereby, and Shareholder and Faulkner know of no facts which given the passage of time are likely to result in any such an action, suit or proceeding. Except as set forth in Schedule 4.15, neither Shareholder, Faulkner nor Falcon have, during
         -------------
the past five (5) years, been threatened with any action, suit, proceedings or claim (including actions, suits, proceedings or claims where its liabilities may be adequately covered by insurance) for personal injuries allegedly attributable to products sold or services performed by Falcon asserting a particular defect or hazardous property in any of Falcon's products, services or business practices or methods, nor has Shareholder, Faulkner or Falcon been a party to or threatened with proceedings brought by or before any federal or state agency; and Shareholder, Faulkner and Falcon have no Knowledge of any defect or hazardous property, claimed or actual, in any such product, service, business practice or method. Neither Shareholder, Faulkner nor Falcon is subject to any voluntary or involuntary proceeding under the United States Bankruptcy Code and neither has made an assignment for the benefit of creditors.

          4.16  Environmental Matters.
                ---------------------

                (a) Except as set forth on Schedule 4.16 hereto, and to the best
                                           -------------
Knowledge and belief of Falcon and Shareholder:

                    (i) Falcon has complied with all applicable Environmental Laws;

                    (ii) Falcon's Property (including soils, groundwater, surface water, buildings or other structures) is not contaminated with any Hazardous Substances that may subject Falcon or the Company to liability under any Environmental Law;

                    (iii) all properties formerly owned or operated by Falcon are not contaminated with Hazardous Substances that may subject Falcon or the Company to liability under any Environmental Law;

                    (iv) Falcon is not subject to liability under any Environmental Law for any Hazardous Substance disposal or contamination on any third party property;

                    (v) Falcon has not been associated with any release or threat of release of any Hazardous Substance that may subject Falcon or the Company to liability under any Environmental Law;

                    (vi) Falcon has not received any notice, demand, letter, claim or request for information alleging that Falcon may be in violation of, or liable under, any Environmental Law;

                    (vii) Falcon is not subject to any orders, decrees, injunctions or other arrangements with any governmental entity, nor is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances;

                    (viii) there are no circumstances or conditions involving Falcon that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any of Falcon's Property pursuant to any Environmental Law; and

                    (ix) Falcon's Property does not contain any underground storage tanks, asbestos-containing material, lead-based products, halogenated solvents or polychlorinated biphenyls.

                (b) "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, or treaty; all judicial administrative, and regulatory orders, judgments, decrees, permits, and authorizations; and common law relating to: (1) the protection, investigation, remediation or restoration of the environment or natural resources, (2) the handling, use, storage, treatment, disposal, release or threatened release of any Hazardous Substance; or (3) noise, odor, pollution, contamination, land use, or any injury or threat of injury to persons or property.

                (c) "Hazardous Substance" means any substance, material or waste that is: (1) listed, classified or regulated in any concentration pursuant to any Environmental Law; (2) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (3) any other substance, material or waste which may be the subject of regulatory action by any governmental entity pursuant to any Environmental Law.

                (d) "Property" means any real property and improvements owned, leased, used, operated or occupied by Falcon.

          4.17  Compliance With Laws.  To the best Knowledge and belief of
                --------------------
Falcon and Shareholder, Falcon has complied with, and is complying with, all applicable laws, orders, rules and regulations promulgated by any federal, state, municipal or other governmental authority relating to the operation and conduct of the property and business of Falcon, and there are no material violations of any such law, order, rule or regulation existing or threatened. Falcon has not received any notices of violation of any applicable zoning regulation or order, or other law, order, regulation or requirement relating to the operation of its business or to its properties.

          4.18  Insurance.  Falcon maintains insurance with reputable insurance
                ---------
companies on such of its equipment, tools, machinery, inventory and properties as are usually insured by companies similarly situated in the same geographic location and to the extent customarily insured, and maintains products and personal liability insurance, and such other insurance against hazards, risks and liability to persons and property as is customary for companies similarly situated in the same geographic location. A true and complete listing and general description of each of Falcon's insurance policies as currently in force, including all policies of life, group medical and/or dental insurance, is set forth in Schedule 4.18 hereto, copies of all of which have previously been
             -------------
made available to the Company. All such insurance policies currently are in full force and effect.

          4.19  Employee and Labor Matters.
                --------------------------

                (a) Employee.  Except as set forth in Schedule 4.19 hereto, no
                    --------                          -------------
shareholder, director, officer or employee of Falcon is presently a party to any transaction with Falcon, including without limitation any contract, loan or other agreement or arrangements providing for the furnishing of services by, the rental of real or personal property from or to, or otherwise requiring loans or payments to, any such shareholder, director, officer or employee, or to any member of the family of any of the foregoing, or to Shareholder's and Faulkner's Knowledge, to any corporation, partnership, trust or other entity in which any shareholder, director, officer or employee or any member of the family of any of them has a substantial interest or is an officer, director, trustee, partner or employee. There is set forth in Schedule 4.19 a list showing (i) the name,
                                 -------------
title, date and amount of last compensation increase, and aggregate compensation, including amounts paid or accrued pursuant to any bonus, pension, profit sharing, commission, deferred compensation or other plans or arrangements in effect as of the date of this Agreement, of each officer or employee of Falcon whose salary and other compensation, in the aggregate, received from Falcon or accrued is at an annual rate (or aggregated for the most recently completed fiscal year) in excess of $40,000, as well as any employment and/or severance agreements relating to any such persons; (ii) a description of any and all bonus, pension, profit sharing, commission, deferred compensation or other plans or arrangements in effect for any of Falcon's employees as of the date of this Agreement; (iii) a description of any noncompetition or similar agreements to which Falcon or any shareholder, director, officer or employee of Falcon is a party; (iv) all powers of attorney from Falcon to any person or entity; and (v) the name of each person or entity authorized to borrow money or incur or guarantee indebtedness on behalf of Falcon. Falcon has delivered to the Company copies of all written personnel policies, including without limitation vacation, severance, bonus, profit sharing and commission policies, applicable to any of Falcon's employees. Neither the execution and delivery of this Agreement by Falcon, nor the consummation by Falcon of any of the transactions contemplated hereby, or compliance by Falcon with any of the provisions hereof, shall create any obligation or liability on the part of Falcon under any bonus, profit sharing, deferred compensation or other plan or arrangement in effect as of the date of this Agreement and the Closing Date.

                (b) Labor.  None of the facilities or operations of Falcon has
                    -----
been the subject of any strike, work stoppage, boycott, union organizational effort, unfair labor practice charge or employment discrimination charge; and, to the Knowledge of Shareholder, Faulkner and Falcon, no such action is pending or threatened.

          4.20  Warranties; Product Returns.  Except as described in Schedule
                ---------------------------                          --------
4.20 hereto, Falcon does not offer any warranties for its products and services.
----
Falcon's warranty reserve reflected in the Financial Statements and in the Closing Date financial statements is adequate to cover all pending warranty claims. Except where: (i) Falcon has a contractual right of return and full refund with the suppliers of such products; (ii) the terms of routine sales documentation (which contain provision for a restocking charge upon return); and
(iii) items which cannot be resold on Falcon premises in the "Demo" section thereof, Falcon does not currently hold inventory, nor is Falcon obligated to take back into inventory, products having an aggregate cost to Falcon of more than five thousand dollars ($5,000.00).

          4.21  Relationships with Customers and Suppliers.   Except as set
                ------------------------------------------
forth in Schedule 4.21, no present customer or substantial supplier to Falcon
         -------------
has indicated an intention to terminate or materially and adversely alter its existing business relationship therewith, and Falcon has no reason to believe that any of the present customers of or substantial suppliers to Falcon intends to do so.

          4.22  Bank Accounts.  All bank and savings accounts, and other
                -------------
accounts at similar financial institutions, of Falcon are listed in  Schedule
                                                                     --------
4.22 hereto, and copies of all signature cards or other documentation reflecting
----
all individuals who are authorized to withdraw funds from any such accounts have been delivered to the Company.

          4.23  Minute Books.  The minute books of Falcon accurately reflect all
                ------------
actions and proceedings taken to date by Shareholder and by the Board of Directors of Falcon, and such minute books contain true and complete copies of the Articles of Incorporation and Bylaws of Falcon and all related amendments.

          4.24  Brokerage.  Neither Shareholder, Faulkner nor Falcon has any
                ---------
obligation to any person or entity for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement.

          4.25  Disclosure; Knowledge.  Neither this Agreement nor any
                ---------------------
certificate, exhibit, or other written document or statement, furnished to the Company by or on behalf of Shareholder or Falcon in connection with the transactions contemplated by this Agreement contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to be stated in order to make the statements contained herein or therein, in the light of the circumstances in which they were made, not misleading. Neither Shareholder, Faulkner nor Falcon has any Knowledge of any fact which has not been disclosed in writing to the Company which may reasonably be expected to materially and adversely affect the business, operations, properties, assets, condition (financial or other), and/or results of operations of Falcon or the ability of Shareholder, Faulkner or Falcon to perform all of the obligations to be performed by Shareholder under this Agreement and/or the obligations under any other agreement between the Company and Shareholder, Faulkner or Falcon to be entered into pursuant to any provision of this Agreement. As used in this Agreement, "Knowledge" means, with respect to an entity, such knowledge as would be obtained after due inquiry by the officers of that entity and, with respect to an individual, such knowledge as would be obtained by that individual after due inquiry.

                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Shareholder as of the date hereof and as of the Closing Date as follows:

     5.1  Authorization to Purchase.  The Company and Summa are duly organized
          -------------------------
and validly existing corporations under the laws of the State of California and Delaware, respectively, have all of the corporate powers and authority necessary to carry on the business each now conducts, and the Company has the power and authority to purchase the Shares from Shareholder on the terms, conditions and for the Purchase Price set forth herein.

     5.2  Availability of Funds.  The Company has a commitment as to the
          ---------------------
availability of all funds necessary to consummate the transactions contemplated hereby.

     5.3  Litigation.  There are no actions, suits or proceedings pending or, to
          ----------
the Company's knowledge, threatened against or affecting the Company or Summa (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the shareholders, officers or directors of the Company or Summa in connection with the business, operations or affairs of the Company or Summa, which could reasonably be expected to have a material adverse effect on the ability of the Company or Summa to consummate the transactions contemplated hereby. The Company and Summa are not subject to any voluntary or involuntary proceeding under the United States Bankruptcy Code and has not made an assignment for the benefit of creditors.

     5.4  Brokerage.  The Company and Summa have no obligation to any person or
          ---------
entity for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement.

                                  ARTICLE VI
                               MUTUAL COVENANTS

     6.1  Confidentiality. Faulkner and the Company agree that the terms and
          ---------------
conditions set forth in that certain Confidentiality Agreement entered into as of September 30, 1997 (the "Confidentiality Agreement") between Faulkner and Summa remain in full force and effect and apply to the parties to this transaction, and that neither party shall, without the prior written consent of the other as to substance, existence and timing, disclose publicly or to any third party (except such party's professional advisors) the existence of the transaction or the terms and conditions hereof, or any prior correspondence or any subsequent negotiations between the parties, including any confidential information obtained thereby, except to the extent required by law or as may be required in connection with the financing and due diligence of the proposed transaction. The parties will cooperate with each other to coordinate any and all public statements and releases with respect to the Agreement, if any, and the transactions contemplated hereby. From the date hereof until the Closing, neither Shareholder, Faulkner nor Falcon nor any of their representatives shall purchase, directly or indirectly, in the public marketplace or otherwise, any of Summa's securities. Following the Closing, Faulkner shall keep confidential and shall not disclose to any third party all information not then in the public domain relating in any manner to Falcon, including, without limitation, information relating to the Intellectual Property licensed to or used by Falcon.

          6.2  Existing Business Opportunities.  There are three (3) identified
               -------------------------------
business opportunities whereby Faulkner has proposed to build proprietary belt tooling for specific customers who wish to manufacture their own belts. Faulkner and the Company agree that the status of these opportunities will be determined during due diligence and an arrangement will be made to compensate Faulkner for further work on them if the Company elects to proceed. If desirable, Faulkner and the Company shall use their respective best efforts to amend this Agreement to incorporate any agreed-upon arrangement.

          6.3  Claims of Infringement.  Faulkner and the Company agree as
               ----------------------
follows:

               (a) At the Closing, Faulkner will relinquish any and all claims Faulkner may have against the Company and/or its affiliates for infringement of any of Faulkner's patents, including patent number 5,339,946 relating to Falcon's Series 80 belt (the "Release"). The Release shall be substantially in the form attached hereto as Exhibit D.
                            ---------

               (b) After the Closing, the Company and/or Falcon will be solely responsible for payment of all costs (including attorneys' fees) and expenses (and will be the sole beneficiaries of any settlements, judgments and/or other payments) relating to any and all legal actions initiated after the Closing by the Company and/or Falcon with respect to one or more of Faulkner's patents.

               (c) After the Closing, the Company and/or Falcon, on the one hand, and Faulkner and/or Shareholder on the other will be responsible on an equal (fifty-fifty) basis for the payment of all costs (including attorneys' fees) and expenses, judgments, settlements and other payments relating to any and all legal actions initiated after the Closing by any third parties against Falcon, the Company, Summa, Faulkner and/or Shareholder with respect to one or more of Faulkner's patents or Falcon's products; provided that, in no event shall Shareholder's and Faulkner's aggregate liability hereunder exceed the sum of three hundred and fifty thousand dollars ($350,000).

          6.4  Consents.  Each of the parties shall use its best business
               --------
efforts to obtain any and all necessary permits, approvals, qualifications, consents or authorizations from third parties and governmental authorities which are required to be obtained prior to the Closing Date, and shall use its best efforts to make or complete all filings, proceedings and waiting periods required to be made or completed prior to the Closing Date.

          6.5  No Equitable Conversion.  Prior to the Closing Date, neither the
               -----------------------
execution of this Agreement nor the performance of any provision contained herein shall cause either the Company, on the one hand, or Falcon, on the other hand, to be or become liable for or in respect of the operations or business of the other, for the cost of any labor or materials furnished to or purchased by the other, for compliance with any laws, requirements or regulations of, or taxes, assessments or other charges now or hereafter due to, any governmental authority, or for any other charges or expenses whatsoever pertaining to the conduct of the business or the ownership, title, possession, use or occupancy of the property of the other.

                                  ARTICLE VII
                     COVENANTS OF SHAREHOLDER AND FAULKNER

          7.1  Access to Properties and Records.  Subject to the confidentiality
               --------------------------------
provisions set forth in Section 6.1 above, until the Closing or abandonment
                        -----------
hereof, Shareholder and Faulkner shall cause Falcon to give the Company and its authorized representatives full access, during reasonable business hours, in such a manner as not unduly to disrupt normal business activities, to any and all of its premises, properties, contracts, books, records and affairs, and will cause its officers to furnish any and all data and information pertaining to its business that the Company may from time to time reasonably require. If the transactions contemplated hereby are not consummated, the Company will return or destroy, if requested, all documents (and copies thereof) obtained hereunder.

          7.2  Conduct of Business.  Until the Closing or prior abandonment
               -------------------
hereof, unless Shareholder and Faulkner shall have first obtained the Company's written consent, which consent will not be unreasonably withheld, Shareholder and Faulkner shall cause Falcon (a) to conduct its business only in the ordinary course as presently conducted, (b) to maintain its books and records in accordance with existing practices, (c) to not declare or pay dividends, royalties or other distributions, (d) to not hire additional employees nor become obligated for additional rental payments, (e) to not modify the compensation or benefits paid to any employee, (f) to not undertake any material expenditures, including, without limitation, the purchase of equipment or the prepayment of debt, and (g) to not prepay any debt, other than the existing line of credit. In addition, Shareholder, Faulkner and Falcon will not negotiate or enter into any intellectual property agreements or licenses with any third parties.

          7.3  Exclusive Negotiations.   From the date hereof until the earlier
               ----------------------
of the Closing or the Termination Date (as defined in Section 11.1 below),
                                                      ------------
Shareholder and Faulkner will negotiate exclusively with the Company for the acquisition of the Shares and will not, directly or indirectly, whether through any of Shareholder's or Faulkner's representatives or agents or otherwise, encourage, solicit or entertain any inquiries or proposals by, or engage in any discussions or negotiations with, or furnish any non-public information to, any person concerning the sale or other disposition of the Shares or any material portion thereof, or the merger, consolidation, sale of assets or other acquisition involving Falcon or any material portion thereof, and will promptly notify the Company of the substance of any inquiry or proposal concerning any such transactions which may be received.

          7.4  Corporate Existence, Rights and Franchises.  Shareholder and
               ------------------------------------------
Faulkner shall cause Falcon to take all necessary actions to maintain in full force and effect its corporate existence, rights, franchises and good standing. No change shall be made to the Articles of Incorporation or Bylaws of Falcon.

          7.5  Insurance.  Shareholder and Faulkner shall cause Falcon to take
               ---------
all necessary actions to maintain in force all of its existing insurance policies (or replacements therefor), subject only to variations in amounts required by the ordinary operation of its business.

          7.6  Resignations.  On the Closing Date, Shareholder shall cause to be
               ------------
delivered to the Company a duly signed resignation, effective immediately after the Closing, of Faulkner as sole director of Falcon and as President, Treasurer and Secretary thereof.

          7.7  Existing Litigation.
               -------------------

     Set forth on Schedule 4.15 hereto is a listing of all pending legal
                  -------------
actions, suits or other proceedings involving Falcon. From and after the Closing Date, Falcon shall be responsible for payment of any and all damages, losses, payments and expenses (including, without limitation, attorneys' fees and costs, costs of investigation, judgments and settlement payments) incurred on or after the Closing Date that result from, are based upon, arise under or in connection with such legal actions not to exceed Seventy-Five Thousand Dollars ($75,000.00) in the aggregate, and Shareholder and Faulkner hereby, jointly and severally, indemnify and agree to promptly pay or reimburse Falcon and/or its affiliates for any and all damages, losses, payments and expenses (including, without limitation, attorneys' fees and costs, costs of investigation, judgments and settlement payments) incurred in excess of such Seventy-Five Thousand Dollars ($75,000.00). In the event there is a recovery benefiting Falcon from any of the existing litigation, the proceeds therefrom shall be used to reimburse Falcon for any and all damages, losses, payments and expenses (including, without limitation, attorney's fees and costs, costs of investigation, judgements and settlement payments) incurred on or after the Closing Date that result from, are based upon, arise under or in connection with such legal actions, up to Seventy-Five Thousand Dollars ($75,000.00) in the aggregate. The balance of any recovery benefiting Falcon in excess of Seventy-Five Thousand Dollars ($75,000.00) shall be paid promptly to Faulkner.

                                 ARTICLE VIII
                           COVENANTS OF THE COMPANY

          8.1  Financing.  The Company shall use its best efforts to consummate
               ---------
the financing required to fund full payment of the cash portion of the Purchase Price payable to Shareholder at the Closing pursuant to the terms hereof, and Falcon, Faulkner and Shareholder shall provide all reasonable cooperation to the Company in connection therewith.

          8.2  Stock Options.  At the Closing, the Company shall cause Summa to
               -------------
grant  to those persons set forth on Schedule 8.2 hereto nonqualified stock
                                     ------------
options exercisable for shares of Summa's common stock with an exercise price equal to the average of the high and low trading prices for a share of Summa common stock for a ten (10) trading day period ending two (2) trading days prior to the Closing, distributed as set forth in Schedule 8.2 hereto, with an
                                            ------------
aggregate exercise price of $750,000, in substantially the form set forth in Exhibit B hereto.
---------

          8.3  Deposit; Expenses. The Company has made an initial non-refundable
               -----------------
earnest money deposit to Shareholder of $15,000, and shall deposit an additional $5,000 per month thereafter, each of which shall be non-refundable, until consummation of the transactions contemplated hereby or abandonment thereof, subject to a maximum deposit of $25,000 (collectively, the "Deposit"). The Deposit will be used by Shareholder for legal and accounting expenses incurred in connection herewith. At the Closing, the Deposit will be credited against the cash portion of the Purchase Price. Except for the Deposit, each party shall bear its or his respective fees and expenses in connection with this transaction, including attorneys' fees and costs.

                                  ARTICLE IX
                        CONDITIONS PRECEDENT TO CLOSING

     9.1  Conditions to Obligations of the Company.  The obligations of the
          ----------------------------------------
Company to purchase the Shares shall be subject to the fulfillment at or prior to the Closing of all of the following, one or more of which may be waived in writing in whole or in part by the Company:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of Shareholder and Faulkner contained in this Agreement shall be true and correct on the date hereof and as of the Closing with the same force and effect as though made at such time, except with respect to representations and warranties which, by their terms, speak as of a different time, which shall have been or will be true and correct as of that time. Shareholder and Faulkner shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by Shareholder and Faulkner at or prior to the Closing.

          (b) Regulatory Approvals.  There shall have been obtained any and all
              --------------------
permits, approvals and qualifications of, and there shall have been made or completed all filings, proceedings and waiting periods, required by any governmental body, agency or regulatory authority which, in the reasonable opinion of counsel to the parties, are required for the consummation of the transactions contemplated hereby.

          (c) No Action or Proceeding.  No claim, action, suit, investigation or
              -----------------------
other proceeding shall be pending or threatened before any court or governmental agency, and no statute, rule or regulation shall have enacted or entered by a governmental body of competent jurisdiction, which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of material damages or other relief in connection therewith. No law or order shall have been enacted, entered, issued, promulgated or enforced by any governmental entity, nor shall any claim have been instituted and remain pending or threatened and remain so at what would otherwise be the Closing, which would not permit the business of Falcon as presently conducted to continue unimpaired in any material aspect following the Closing.

          (d) No Material Adverse Change.  Prior to the Closing, there shall not
              --------------------------
have been any material adverse change in the business of Falcon.

          (e) Stock Certificates, Stock Ledger and Minute Book.  Shareholder
              ------------------------------------------------
shall have delivered to the Company the stock certificates representing the Shares, each duly executed in blank or accompanied by duly executed instruments of transfer, all remaining blank certificates, Falcon's stock ledger(s) and Falcon's minute book(s).

          (f) Consents.  Shareholder and Faulkner shall have obtained all
              --------
necessary third party and/or governmental consents, waivers and approvals to the transaction contemplated hereunder, including, without limitation, the consent of the Bank of Oklahoma, N.A. and of Falcon's landlord.

          (g) Debt; Guarantees.  There shall be no agreements or instruments
              ----------------
evidencing loans to or interest bearing indebtedness incurred by Falcon, and

Shareholder and/or Faulkner shall have paid the entire then existing balance on Falcon's line of credit with the Bank of Oklahoma, N.A. and, at the Closing, shall have paid all of Falcon's other interest bearing indebtedness and shareholder loans, including current portions thereof. All guarantees by Falcon of any type of obligation shall have been terminated.

          (h) Termination of Encumbrances.  All liens and encumbrances on the
              ---------------------------
assets and property of Falcon shall have been terminated, and Falcon shall have received and delivered to the Company duly executed UCC termination statements with respect to all UCC financing statements covering such assets and property.

          (i) License.  Falcon and Faulkner shall have entered into, and there
              -------
shall be in effect as of the Closing, a License pursuant to which Faulkner shall grant to Falcon and/or the Company an exclusive worldwide license for the products listed therein in substantially the form attached hereto as Exhibit C
                                                                     ---------
(the "License").

          (j) Releases.   Shareholder and Faulkner shall have executed and
              --------
delivered to the Company and Summa the Release in substantially the form set forth as Exhibit D hereto. In addition, Faulkner shall have obtained an
         ---------
executed release of judgment from Marie-Francoise Bigot and shall have delivered such release of judgment to the Company, and Faulkner shall have obtained and delivered to the Company releases from one or more employees of Falcon as reasonably requested by the Company.

          (k) Lease.  Falcon and EP, L.C., an Oklahoma limited liability company
              -----
("EP"), shall have entered into, and there shall be in effect as of the Closing, a real property lease pursuant to which Falcon shall lease its current premises from EP for five (5) years plus one (1) additional five (5) year option, in substantially the form attached hereto as Exhibit E (the "Lease").
                                          ---------

          (l) Due Diligence.  The Company shall have completed its due diligence
              -------------
investigations, and the results of such investigations shall be acceptable to the Company in its sole and absolute discretion.

          (m) Board Approval.  The Board of Directors of Summa shall have
              --------------
approved consummation of the transactions contemplated hereby in their sole and absolute discretion.

          (n) Legal Opinion.  The Company shall have received opinions dated as
              -------------
of the Closing Date of McAlister McAlister & Burnett, counsel to Shareholder, Faulkner and Falcon, as to the matters set forth in Exhibit F hereto.
                                                    ---------

          (o) Resignations. Faulkner shall have submitted his resignation as an
              ------------
officer and director of Falcon in writing to the Company, effective as of the Closing. Neither Falcon nor the Company shall incur any cost or expense in connection with, or as a result of, the termination of employment of Faulkner, including, but not limited to, severance benefits.

          (p) Tax Returns.  Falcon shall have filed its federal and state tax
              -----------
returns for the fiscal year ended January 31, 1998, with copies of all such returns delivered to the Company.

          (q) Employment Arrangements.  Falcon shall have entered into ongoing
              -----------------------
employment arrangements in the form and substance satisfactory to the Company with such employees of Falcon as the Company shall reasonably designate.

     9.2  Conditions to Obligations of Shareholder.  The obligations of
          ----------------------------------------
Shareholder to sell the Shares shall be subject to the fulfillment at or prior to the Closing of all of the following, one or more of which may be waived in writing by in whole or in part by Shareholder:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of the Company and Summa contained in this Agreement shall be true and correct on the date hereof and as of the Closing with the same force and effect as though made at such time, except with respect to representations and warranties which, by their terms, speak as of a different time, which shall have been or will be true and correct as of that time. The Company and Summa shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company or Summa at or prior to the Closing.

          (b) Regulatory Approvals.  There shall have been obtained any and all
              --------------------
permits, approvals and qualifications of, and there shall have been made or completed all filings, proceedings and waiting periods, required by any governmental body, agency or regulatory authority which, in the reasonable opinion of counsel to the parties, are required for the consummation of the transactions contemplated hereby.

          (c) No Action or Proceeding.  No claim, action, suit, investigation or
              -----------------------
other proceeding shall be pending or threatened before any court or governmental agency, and no statute, rule or regulation shall have enacted or entered by a governmental body of competent jurisdiction, which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of material damages or other relief in connection therewith.

          (d) Payment of Purchase Price.  Shareholder shall have received the
              -------------------------
cash portion of the Purchase Price as calculated in accordance with Sections
                                                                    --------
2.1(a) and 8.3 above.
------     ---

          (e) Delivery of Note.  The Company shall have caused Summa to execute
              ----------------
and deliver to Shareholder, and Shareholder shall have received, the Note.

          (f) License.  Falcon and Faulkner shall have entered into, and there
              -------
shall be in effect as of the Closing, the License.

          (g) Lease.  Falcon and EP shall have entered into, and there shall be
              -----
in effect as of the Closing, the Lease.

          (h) Guarantees.  All guarantees by Faulkner of obligations of Falcon
              ----------
shall have been terminated.

          (i) Refinancing.  EP and Faulkner shall have refinanced their
              -----------
obligations with respect to the land and building owned by EP to be leased to Falcon pursuant to the Lease.

                                   ARTICLE X
                            COVENANT NOT TO COMPETE

     10.1  Covenant Not to Compete. Faulkner agrees that he will not, directly
           -----------------------
or indirectly, own, manage, operate, join, control, or participate in the ownership, management, operation or control of, or be employed or connected in any manner with or by, any business or operation which engages in or competes with the manufacture and/or design and/or distribution of material handling components or systems, including without limitation plastic conveyor belts and similar or related products (the "Business"), worldwide (the "Restricted Territory") for a period of fifteen (15) years from the date hereof (the "Term"). In addition, Faulkner will not solicit any employees of Falcon to leave their current positions nor induce any Falcon customers or suppliers to cease doing business with Falcon and/or the Company.

     10.2  Consideration.  In consideration of the covenants made by Faulkner in
           -------------
Section 10.1 above, and except as otherwise set forth herein, the Company shall
------------
pay Faulkner the total sum of Seven Hundred Fifty Thousand Dollars ($750,000.00), payable over the Term in quarterly increments of Twelve Thousand Five Hundred Dollars ($12,500.00) each, with the first payment payable at Closing and each subsequent payment within twenty (20) days after the end of each fiscal quarter. Faulkner acknowledges and agrees that he will receive a direct, material and substantial benefit for his covenant not to compete and that such direct, material and substantial benefit is good and sufficient consideration to him for the performance of his obligations under this Article X.

     10.3  Limited Guaranty.  Provided that Shareholder and/or Faulkner have not
           ----------------
breached any of their respective representations, warranties and covenants under this Agreement (including the Covenant Not to Compete), the Note, the Lease, the License or any other document executed by either of them in connection herewith, Summa guarantees to Faulkner the complete and timely performance of the covenants of the Company set forth in Sections 10.2 and 10.7 hereof.
                                      -------------     ----

     10.4  Reasonableness of Covenant. Faulkner recognizes and acknowledges that
           --------------------------
the Covenant Not to Compete together with Faulkner 's performance thereunder is necessary in order to protect and maintain the proprietary interests and other legitimate business interests of the Company and to afford the Company the benefit of its bargain under this Agreement and that such covenants are reasonable in all respects.

     10.5  Separate Covenants; Severability.  The parties intend for the
           --------------------------------
covenants contained in this Article X to comply with the provisions of the laws of each country and each state in the United States and to be construed as a series of separate covenants, one for each city, county, market area or business area in the Restricted Territory, for each year. Except for geographic coverage, each such covenant shall be deemed identical in terms to the covenants contained herein. The failure of a trier of fact to enforce any portion of the Term in one or more area(s) of the Restricted Territory shall not affect its enforceability in any other area(s).

     10.6  Equitable Relief.  The parties hereto agree that the obligations
           ----------------
contained in this Article X are of a special and unique character which gives them a peculiar value, and that the Company may not be reasonably or adequately compensated in damages in an action at law in the event that Faulkner breaches such obligations. Faulkner therefore expressly agrees that the Company shall be entitled to preliminary and permanent injunctive and other equitable relief to prevent a breach of said obligations, without the necessity of posting a bond, in addition to any other rights and remedies that the Company may have.

     10.7  Cross Default.  An uncured breach of or default under any of the
           -------------
Event of Default provisions set forth in the Note or Lease or under any material provision of the License shall be deemed a breach of or default under this
Article X, entitling Shareholder and Faulkner to terminate the Covenant Not to Compete, including the Company's payment obligations set forth in Section 10.2
                                                                  ------------
above; provided that, Shareholder and Faulkner shall have no right to terminate the Covenant Not to Compete if either is in breach of or default under any terms of the License, the Note or this Agreement.

                                  ARTICLE XI
            TERMINATION OF OBLIGATIONS; NO SURVIVAL OF LIABILITIES

     11.1  Termination of Agreement.  Anything herein to the contrary
           ------------------------
notwithstanding, this Agreement and the transactions contemplated by this Agreement may be terminated by either party in writing if the Closing does not occur on or before the close of business on July 12, 1998 ("Termination Date"), and may otherwise be terminated at any time before the Closing as follows and in no other manner:

           (a) Mutual Consent.  By mutual written consent of Shareholder and the
               --------------
Company.

           (b) Conditions to the Company's Performance Not Met.  By the Company
               -----------------------------------------------
in writing if any event occurs which would render impossible the satisfaction of one or more conditions to the obligations of the Company to consummate the transaction contemplated by this Agreement as set forth in Section 9.1.
                                                           -----------

           (c) Conditions to Shareholder's Performance Not Met.  By Shareholder
               -----------------------------------------------
in writing if any event occurs which would render impossible the satisfaction of one or more conditions to the obligation of Shareholder to consummate the transaction contemplated by this Agreement as set forth in Section 9.2.
                                                           -----------

           (d) Breach of Representation, Warranty or Covenant. By Shareholder or
               ----------------------------------------------
the Company in writing if there has been a material misrepresentation or material breach on the part of the other party in its representations, warranties and covenants set forth herein, which, if curable, has not been cured within ten (10) business days after receipt of notice from the other party of its intention to terminate if such misrepresentation or breach continues.

     11.2  Effect of Termination.  If this Agreement is terminated and the
           ---------------------
transactions contemplated hereby are abandoned as described in this Article XI, this Agreement shall become void and of no further force and effect, except for the provisions of (i) Section 6.1 relating to the obligations to keep
                      -----------
confidential certain information and data, (ii) Sections 8.3 and 13.5 relating
                                                ------------     ----
to certain expenses, (iii) Section 13.6 relating to attorneys' fees and
                           ------------
expenses, (iv) Sections 4.24 and 5.4 relating to finder's fees and broker's
               -------------     ---
fees, (v) Section 13.13 relating to jurisdiction and forum selection, and (vi)
          -------------
this Article XI; provided, however, that if any party hereto willfully fails to perform its obligations herein or willfully neglects to perform acts that are necessary to the fulfillment of conditions hereof or willfully prevents the fulfillment of a condition hereof, the other party may seek any available legal and equitable remedies in addition to those provided herein.

                                  ARTICLE XII
                         INDEMNIFICATION AND REMEDIES

     12.1  Obligation to Indemnify.
           -----------------------

           (a) Indemnification by Shareholder and Faulkner.  Except as otherwise
               -------------------------------------------
provided on Schedule 12.1 hereto, Shareholder and Faulkner jointly and severally
           --------------
agree to indemnify and hold harmless the Company, Falcon and their directors, officers, employees, parent, affiliates, agents and assigns (each, a "Company Party") from and against any and all damages, losses, payments and expenses (including, without limitation, attorneys' fees and costs, costs of investigation, judgments and settlement payments) of any such parties as a result of, or based upon, arising from or in connection with (i) any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Shareholder or Faulkner in or pursuant to this Agreement, or (ii) the conduct of the business of Falcon prior to the Closing Date (including, without limitation, all liability for pre-closing tax periods, including amounts not paid or provided for through estimated taxes or deposits for the partial period ending at the close of business on the day preceding the Closing Date), or (iii) any claims or demands by any governmental authority or third party arising under any Environmental Law to the extent attributable to Falcon's use and/or occupancy of any premises owned or used by Falcon at any time prior to the Closing Date, or to Hazardous Substances transported by or on behalf of Falcon prior to the Closing Date.

           (b) Indemnification by the Company and Summa.  The Company and Summa
               ----------------------------------------
jointly and severally agree to indemnify and hold harmless the Shareholder and Faulkner and their heirs, successors and assigns from and against any and all damages, losses, payments and expenses (including, without limitation, attorneys' fees and costs, costs of investigation, judgments and settlement payments) of any such parties as a result of, or based upon, arising from or in connection with any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by the Company or Summa in or pursuant to this Agreement.


           (c) Waiver of Certain Indemnification. Faulkner agrees that, from and
               ---------------------------------
after the Closing, he shall waive any and all rights that he may have for indemnification or advancement of expenses by Falcon (or the Company as Falcon's successor in interest) under law, the Articles of Incorporation of Falcon, Bylaws of Falcon or any agreement with Falcon.

     12.2  Certain Indemnification Procedures.
           ----------------------------------

           (a) Notice of Claim.  If and whenever a party to this Agreement (the
               ---------------
"Indemnified Party") shall claim indemnification under Section 12.1, such party
                                                       ------------
shall send written notice of the same to the other party (the "Indemnifying Party") at such person's address set forth in Section 13.2 below (a "Notice of
                                              ------------
Claim"). A Notice of Claim hereunder (which in the case of third party claims shall be delivered within a reasonable time after the Indemnified Party receives actual written notice of such third party claim) shall state the basis for such claim supported by relevant information and documentation with respect thereto and the total amount claimed, and if such claim is based upon an action, proceeding or claim by a third party, offer the Indemnifying Party the right to participate in (but not control) the defense of such action, proceeding or claim at the Indemnifying Party's own expense insofar as such action, proceeding or claim is the basis on which indemnity is sought.

           (b) Claim Response. Within twenty (20) days after receipt of a Notice
               --------------
of Claim, the Indemnifying Party shall give written notice to the Indemnified Party as to whether it objects to or acquiesces in the claim, in whole or in part (the "Claim Response"). If the Indemnifying Party acquiesces to the claim, in whole or in part, it shall state its acquiescence, or the extent thereof, in the Claim Response and shall pay the claim in whole, or that part to which it acquiesces, within such twenty (20) day period. If the Indemnifying Party objects to the claim, in whole or in part, within such twenty (20) day period, its Claim Response shall set forth with reasonable particularity the grounds, amount of, and basis upon which the claim is disputed. If the Indemnifying Party fails to object to the claim, in whole or in part, within twenty (20) days after receipt of the Notice of Claim, it shall pay the same in whole, or that portion of the claim to which it failed to object, within ten (10) days after the expiration of such twenty (20) day period.

           (c) Meet and Confer. In the event the Indemnifying Party disputes the
               ---------------
whole or a portion of a claim as set forth in this Section 12.2, the
                                                   ------------
Indemnifying and Indemnified Parties shall meet within five (5) days of the Indemnifying Party's delivery of the Claim Response and attempt in good faith to resolve the dispute without third party intervention. The parties shall have ten (10) days in which to resolve their dispute. If the parties cannot resolve their dispute within such ten (10) day period, then the dispute may be submitted to binding arbitration only by mutual agreement.

     12.3  Right to Cure. Prior to any party making a claim for monetary damages
           -------------
under this Agreement, adequate notice of an alleged right to indemnity must be provided in writing to the other party, with a subsequent twenty (20) day period for the other to investigate the claim and to cure it if possible.

     12.4  Survival of Representations and Warranties.  The representations,
           ------------------------------------------
warranties and covenants of each of the parties to this Agreement shall survive the execution of this Agreement and the consummation of the purchase and sale herein described.

                                 ARTICLE XIII
                                 MISCELLANEOUS

     13.1  Best Efforts; Further Assurances.  Both before and after the Closing,
           --------------------------------
each party will use its reasonable best efforts to cause all conditions to its obligations under this Agreement to be timely satisfied and to perform and fulfill all covenants and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transaction contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as reasonably practicable. The parties shall cooperate with each other in such actions and in securing requisite approvals. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as may be necessary or appropriate to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

          13.2  Notices.  All notices or other communications required or
                -------
permitted to be given hereunder shall be in writing and shall be delivered by hand or sent prepaid telex, cable or telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), as follows:

                (i)   if to the Company:
                                             KVP Systems, Inc.
                                             c/o Summa Industries
                                             21250 Hawthorne Blvd., Suite 500
                                             Torrance, CA 90503
                                             FAX: (310) 792-7079
                                             Attention:  Trygve M. Thoresen


                      with a copy to:
                                             Summa Industries
                                             21250 Hawthorne Blvd., Suite 500
                                             Torrance, CA 90503
                                             FAX: (310) 792-7079
                                             Attention:  James R. Swartwout

                (ii)  if to Summa:
                                             Summa Industries
                                             21250 Hawthorne Blvd., Suite 500
                                             Torrance, CA 90503
                                             FAX: (310) 792-7079
                                             Attention:  James R. Swartwout

                (iii) if to Shareholder
                      and/or Faulkner:
                                             Mr. William G. Faulkner
                                             c/o McAlister McAlister & Burnett
                                             15 E. 15th Street, Suite 200
                                             Edmond, OK 73083
                                             FAX: (405) 359-0806

                      with a copy to:
                                             McAlister McAlister & Burnett
                                             15 E. 15th Street, Suite 200
                                             Edmond, OK 73083
                                             FAX: (405) 359-0806
                                             Attention:  Kevin W. Burnett, Esq.

          13.3  Assignment.  This Agreement and the rights and obligations
                ----------
hereunder shall be binding upon each party hereto and shall inure to the benefit of and be binding upon each party's successors, heirs and permitted assigns prior to the Closing. Following the Closing, this Agreement and the rights and obligations hereunder may not be assigned nor transferred (including transfers by operation of law) by Shareholder or Faulkner without the prior written consent of the Company in its sole and absolute discretion.

          13.4  No Third-Party Beneficiaries.  Except as provided in Article XII
                ----------------------------
as to Company Parties, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          13.5  Expenses. Whether or not the transactions contemplated hereby
                --------
are consummated, and except as otherwise provided in this Agreement, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

          13.6  Attorneys' Fees.  Should any litigation be commenced concerning
                ---------------
this Agreement or the rights and duties of any party with respect to it, the party prevailing shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for such party's attorneys' fees and expenses determined by the court in such litigation or in a separate action brought for that purpose.

          13.7  Amendments.  No amendment to this Agreement shall be effective
                ----------
unless it shall be in writing and signed by both parties hereto.

          13.8  Interpretation; Exhibits and Schedules.  The headings contained
                --------------------------------------
in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement, are for reference purposes only and shall not affect
in any way the meaning or interpretation of this Agreement.   All Exhibits and
Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit, but not otherwise defined therein, shall have the meaning as defined in this Agreement.

          13.9  Counterparts.  This Agreement may be executed in counterparts,
                ------------
each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

          13.10 Entire Agreement.  This Agreement and  the Confidentiality
                ----------------
Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written agreements and understandings relating to the subject matter hereof.

          13.11 Severability.  If any provision of this Agreement or the
                ------------
application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof or the portion, if any, of such provision that may be enforceable.

          13.12  Governing Law.  This Agreement shall be governed by and
                 -------------
construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

          13.13  Consent to Jurisdiction: Forum Selection.  The parties agree
                 ----------------------------------------
that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the Federal courts located in the County of Los Angeles, State of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than those specified in this section. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this section, and stipulates that the Federal courts located in the County of Los Angeles, State of California shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in Section 13.2 of this
                                                           ------------
Agreement for the giving of notice. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

          IN WITNESS WHEREOF, the parties hereto, intending legally to be bound hereby, have each caused this Agreement to be duly executed as of the date first above written.


                                        "SHAREHOLDER"

                                          /s/ William G. Faulkner
                                        -----------------------------------
                                        William G. Faulkner, Trustee of the
                                        William G. Faulkner 1994 Revocable Trust
                                        under Agreement dated August 8, 1994



                                        "FAULKNER"

                                          /s/ William G. Faulkner
                                        -----------------------------------
                                        William G. Faulkner, an individual



                                        "THE COMPANY"

                                        KVP SYSTEMS, INC.,
                                        a California corporation


                                        By:   /s/ James R. Swartwout
                                            ------------------------------
                                            James R. Swartwout,
                                            Chairman of the Board


                                        "SUMMA"

                                        SUMMA INDUSTRIES,
                                        a Delaware corporation


                                        By:   /s/  James R. Swartwout
                                            ------------------------------
                                            James R. Swartwout,
                                            Chairman of the Board

                                AMENDMENT NO. 1
                                      TO
                           STOCK PURCHASE AGREEMENT

     This Amendment No. 1 ("Amendment") to that certain Stock Purchase Agreement ("Agreement") dated April 8, 1998 by and among Mr. William G. Faulkner, as an individual and a resident of the State of Florida ("Faulkner") and as Trustee of the William G. Faulkner 1994 Revocable Trust under Agreement dated August 8, 1994 ("Shareholder"), KVP Systems, Inc., a California corporation (the "Company"), and Summa Industries, a Delaware corporation and parent of the Company ("Summa"), is made and entered into as of April 24, 1998.

     Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Agreement.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

     1. Section 2.1(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

         "(a)  Cash.  Two Million Three Hundred and Ten Thousand Five Hundred
               ----
Twenty Five and No/100 Dollars ($2,310,525.00), which includes the first $12,500.00 quarterly payment for the Covenant Not to Compete due under Section
                                                                       -------
10.2 hereof, less all amounts previously paid or paid after the date hereof and
----
prior to the Closing as a deposit under Section 8.3 hereof."
                                        -----------

     2. Section 2.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

         "2.2  Other Amounts Due and Payable.  On the Closing Date (as defined
               -----------------------------
in Section 3.1 below), the Company shall cause Falcon to pay the following: (i)
   -----------
Three Hundred Fifty Four Thousand Nine Hundred Seventy Five and No/100 Dollars ($354,975.00) to Faulkner representing the total amount due for accrued but unpaid royalties under that certain Second Amended and Restated License Agreement dated January 14, 1995 and related promissory note, and (ii) One Hundred Ninety Seven Thousand Dollars ($197,000.00) to certain employees of Falcon for previously declared but unpaid bonuses, in the individual amounts and to the persons set forth in the books and records of Falcon and as shown on
Schedule 2.2 hereto."
------------

     3. Schedule 2.2 of the Agreement is hereby amended and restated in its entirety to read as set forth on Schedule I hereto.
                                 ----------

     4. Schedule 4.11 of the Agreement is hereby amended and restated in its entirety to read as set forth on Schedule II hereto.
                                 -----------

     5. Schedule 8.2 of the Agreement is hereby amended and restated in its entirety to read as set forth on Schedule III hereto.
                                 ------------

     6. Schedule 12.1 of the Agreement is hereby amended and restated in its entirety to read as set forth on Schedule IV hereto.
                                 -----------

     7. Exhibit A to the License Agreement is hereby amended and restated in its entirety to read as set forth on Schedule V hereto.
                                     ----------

     Except as expressly modified by this Amendment, the Agreement remains in full force and effect as of the date hereof. All of the terms and conditions set forth in Article XIII of the Agreement (Miscellaneous) are incorporated herein by this reference.

     IN WITNESS WHEREOF, the parties hereto, intending legally to be bound hereby, have each caused this Amendment No. 1 to be duly executed as of the date first above written.

                                        "SHAREHOLDER"

                                          /s/ William G. Faulkner
                                        ------------------------------------
                                        William G. Faulkner, Trustee of the
                                        William G. Faulkner 1994 Revocable Trust
                                        under Agreement dated August 8, 1994

                                        "FAULKNER"

                                          /s/ William G. Faulkner
                                        ------------------------------------
                                        William G. Faulkner, an individual

                                        "THE COMPANY"

                                        KVP SYSTEMS, INC.,
                                        a California corporation


                                        By:   /s/ James R. Swartwout
                                            --------------------------------
                                            James R. Swartwout,
                                            Chairman of the Board

                                        "SUMMA"

                                        SUMMA INDUSTRIES,
                                        a Delaware corporation


                                        By:   /s/ James R. Swartwout
                                            --------------------------------
                                            James R. Swartwout,
                                            Chairman of the Board